Exhibit 14(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Combined Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (“Registration Statement”) of our report dated October 27, 2006, relating to the financial statements and financial highlights which appear in the August 31, 2006 Annual Report to Shareholders of the Goldman Sachs Trust: Goldman Sachs Structured Large Cap Growth Fund (formerly known as Goldman Sachs CORE Large Cap Growth Fund), which is also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Other Service Providers,” “GST Funds — Financial Highlights” and “Experts” in such Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectus, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information included in Form N-1A dated December 29, 2006, which has been incorporated by reference into the Registration Statement.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 5, 2007